                                                                     EXHIBIT 4.2

                                 [FACE OF NOTE]

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Number BB-*                                                                   $*
                             ITT DESTINATIONS, INC.
                        6 3/4% NOTE DUE NOVEMBER 15, 2005

                                                                 CUSIP 45067NAB0

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                 ITT DESTINATIONS, INC., a Nevada corporation (herein called the "Company"), for value received, hereby promises to pay to CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, or registered assigns the principal sum of * DOLLARS on November 15, 2005, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 15 and November 15 of each year, on said principal sum, in like coin or currency, at the rate of 6 3/4% per annum, from the May 15 or the November 15, as the case may be, next preceding the date of this Note to which interest on the Notes has been paid or duly provided for unless the date hereof is the date to which interest on the Notes has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes since the original issue date (as defined in the Indenture referred to on the reverse hereof) of this Note in which case from the May 15 or November 15 next preceding such original issue date (unless such original issue date is a May 15 or November 15, in which case from such original issue date), until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after April 30 or October 31, as the case may be, and before the following May 15 or November 15, this Note shall bear interest from such May 15 or November 15; provided, however, that if the Company shall default in the payment of interest due on such May 15 or November 15, then this Note shall bear interest from the next preceding May 15 or November 15 to which interest on the Notes has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Notes since the original issue date of this Note, from the May 15 or November 15 next preceding such original date unless such original issue date is a May 15 or November 15, in which case from such original issue date. The interest so payable on any May 15 or November 15 will, except as otherwise provided in the Indenture referred to on the reverse hereof be paid to the person in whose name this Note is registered at the close of business on the April 30 preceding such May 15 or the October 31 preceding such November 15, whether or not such April 30 or October 31 is a Business Day.

                 Payments of interest, other than interest payable at Maturity (or on the date of redemption, if a Note is redeemed by the Company prior to Maturity) will be made by check mailed to the address of the person entitled thereto as shown on the Securities Register. Payments of principal, premium, if any, and interest upon Maturity or redemption will be made in immediately available funds against presentation and surrender of the Note at the office of the paying agent (the "Paying Agent", initially, The First National Bank of Chicago) in New York, New York, or, at the option of the Holder, at the principal office of the Paying Agent in Chicago, Illinois. Notwithstanding the foregoing, payments in respect of the Notes represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the account of The Depository Trust Company as specified by The Depository Trust Company.

                 The Indenture referred to on the reverse hereof contains provisions setting forth certain conditions to the institution of proceedings by Holders of the Notes with respect to this Note, said Indenture, the appointment of a receiver or trustee and the enforcement of remedies under this Note or said Indenture. However, notwithstanding any reference herein to such Indenture or any provision of such Indenture, the right of the Holder of this Note to receive payment of the principal of and interest on such Note, on or after the respective dates expressed in this Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                 The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereof shall have been duly signed by the Trustee under the Indenture referred to on the reverse hereof.

                 IN WITNESS WHEREOF, ITT Destinations, Inc. has caused this instrument to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affected hereunto or imprinted hereon.

Dated:  November 27, 1995

                                                   ITT DESTINATIONS, INC.

CERTIFICATE OF AUTHENTICATION                      By
                                                      --------------------------
                                                           Vice President

         This is one of the Securities of the
series designated therein referred to in the within mentioned Indenture.

THE FIRST NATIONAL BANK
OF CHICAGO, as Trustee

                                                   By
By                                                    --------------------------
   -----------------------------                      Assistant Secretary
   Authorized Officer

                                                   [SEAL]

                                [REVERSE OF NOTE]

                             ITT DESTINATIONS, INC.
                        6 3/4% NOTE DUE NOVEMBER 15, 2005

1.  Indenture.

                 This Note is one of a duly authorized issue of debentures, notes or other evidence of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is limited in aggregate principal amount of $450,000,000, all such Securities issued and to be issued under an indenture (herein, the "Indenture") dated as of November 15, 1995, between the Company, ITT Corporation (the "Guarantor") and The First National Bank of Chicago, as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee, the Company and the Guarantor, if any. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated pursuant thereto as 6 3/4% Notes Due November 15, 2005 (the "Notes").

2.  Paying Agent and Registrar.

                 Initially, The First National Bank of Chicago, a national banking association, at both its principal office in the City of Chicago, Illinois, and its corporate trust facility in the Borough of Manhattan, The City of New York, will act as Paying Agent and Securities Registrar. The Company may appoint and change any Paying Agent, Securities Registrar or co-registrar without notice. The Company may act as Paying Agent, Securities Registrar or co-registrar.

3.  Optional Redemption.

                 The Notes will not be redeemable prior to Maturity except as described in the following paragraph.

4.  Redemption Pursuant to Gaming Law.

                 If a Holder or beneficial owner of a Note is required by any Gaming Authority to be licensed or found qualified or suitable to hold or own the Note and such Holder is not licensed or found qualified or suitable within any time specified by such Gaming Authority or such Gaming Authority denies a license to or finds unqualified or unsuitable such Holder, the Company will have the right at its option to require such Holder to dispose of such Holder's Note within the time period prescribed by the Company or such other time period as may be prescribed by any Gaming Authority, which time period shall be specified in a written notice from the Company. If the Holder having been given the opportunity by the Company to dispose of such Note fails to do so within the prescribed time period, the Company will have the right to call for redemption such Holder's Note by notice of redemption to such person. On any such redemption, the redemption price shall be the lesser of (a) the lowest closing sale price of the Note on any trading day during the 120 day period commencing on the date upon which the Company shall have received notice from a Gaming Authority of such Holder's disqualification or (b) the price at which such Holder acquired the Notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price.

5.  Guarantees.

                 The Guarantor has unconditionally guaranteed (prior to the Distribution) the due and punctual payment of the principal, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise in the manner and to the extent set forth in the Indenture. The Guarantees will irrevocably terminate and be of no further force or effect upon the completion of the Distribution, subject to certain conditions set forth in the Indenture.

6.  Defaults and Remedies.

                 In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal of all Notes may be declared, and upon such declaration shall become, due and payable, in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Notes then outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in respect of a covenant or provision of the

Indenture which cannot be modified or amended without the consent of the Holder of each Security affected. Any such waiver and any consent by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

7.  Supplemental Indentures; Amendment.

                 The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate amount of the Securities at the time Outstanding (as defined in the Indenture), of all series of Securities to be affected thereby, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of each such series; provided, however, that no such supplemental indenture shall, among other things (i) extend the Stated Maturity of any Security of such series, reduce the principal amount thereof, reduce any amount payable on redemption thereof or reduce the rate or extend the time of payment of interest thereon, without the consent of the Holder of each Security of such series so affected, or (ii) reduce the aforesaid percentage of Securities of such series affected thereby, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

8.  Obligation Unconditional.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company and the Guarantor, if any, which in each case is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the currency herein prescribed.

9.  Denominations; Transfer; Exchange.

                 The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Any Note or Notes may be exchanged for a Note or Notes in other authorized denominations, in an equal aggregate principal amount in the manner, and subject to the limitations provided in the Indenture, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and in the City of Chicago, Illinois.

                 The transfer of this Note is registrable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and in the City of Chicago, Illinois, by the registered Holder hereof in person or by his attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Indenture and upon surrender of this Note at the office or agency of the Company maintained for that purpose in said Borough of Manhattan and said City of Chicago. Upon any such registration of transfer a new Note or Notes in authorized denominations, for a like aggregate principal amount, shall be issued to the transferee in exchange herefor.

                 If this Note is issued in the form of a Global Security, it is exchangeable, in whole but not in part, for Notes registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time such Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and, in either case, a successor depositary is not appointed by the company within 90 days of the receipt by the Company of such notice or of the Company becoming aware of such condition, or (ii) the Company in its discretion at any time determines not to have all of the Notes represented by one or more Global Security or Securities. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes of like tenor and terms in definitive form in aggregate principal amount equal to the principal amount of the Global Security. Subject to the foregoing, if this Note is issued in the form of a Global Security, it is not exchangeable, except for a Note or Notes of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.

10.  Persons Deemed Owners.

                 Prior to due presentation of this Note for registration of transfer, the Company, the Trustee, any paying agent, any Securities Registrar and other agent to the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereof made by any other than the Company, any Securities Registrar or the Trustee), for the purpose of receiving payment of principal hereof and (subject to the provisions on the face hereof) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Securities Registrar nor any other agent of the Company or the Trustee shall be affected by any notice to the contrary.

11.  No Recourse Against Others.

                 No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, or against any past, present or future stockholder, director or officer, as such, of the Company, the Guarantor, if any, or of any successor either directly or through the Company, the Guarantor, if any, or any successor, under any constitution, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

12.  Defeasance.

                 Subject to certain conditions, the Company at any time may terminate some or all of its, and in the event there is a Guarantor, the Guarantor's obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.  Abbreviations.

                 The following abbreviations, when used in the inscription on the face of this Note, shall be construed as if they were written out in full according to applicable laws or regulations: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act). Additional abbreviations, though not in the above list, may also be used.

14.  CUSIP Numbers.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

15.  Defined Terms.

                 Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

16.  Governing Law.

                 THIS NOTE FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

                 To assign this Note, fill in the form below:

                 I or we assign and transfer this Note to

                          (Print or type assignee's name, address and zip code)

                          (Insert assignee's soc. sec. or tax I.D. No.)

                 and irrevocably appoint                       agent to transfer
                 this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                          Your Signature:
      ----------------


                                               ----------------------------
                                               (Sign exactly as your name
                                               appears on the face of this Note)

Signature Guarantee:
                    ---------------------------------------
                    (Signature must be guaranteed by an
                    eligible institution within the meaning
                    of Rule 17A(d)-15 under the Securities
                    Exchange of 1934, as amended)

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                 The following increases or decreases in this Global Security have been made:

                                                                    Principal Amount
                        Amount of decrease    Amount of increase    of this Global
                        in Principal          in Principal          Security following    Signature of
  Date of               Amount of this        Amount of this        such decrease or      authorized officer
  Exchange              Global Security       Global Security       increase              of Trustee

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